Exhibit 99.1

ChannelAdvisor Announces Fourth Quarter and Full Year 2016 Financial Results
Fourth quarter total revenue of $31.8 million increases 8 percent year-over-year
Fourth quarter GAAP net income of $5.8 million
Fourth quarter Adjusted EBITDA of $5.2 million

Research Triangle Park, NC - February 9, 2017 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable retailers and branded manufacturers to increase global sales, today announced its financial results for the fourth quarter and full year ended December 31, 2016.
“We continue to make steady improvements toward our long-term objectives. For the fourth quarter, revenue was within our guidance range, while adjusted EBITDA significantly exceeded the top end of our expectations,” said David Spitz, CEO of ChannelAdvisor. “Reflecting our ongoing shift to larger customers, our average revenue per customer continued to grow in the fourth quarter. Our marketplaces module and our brands solution were significant drivers of our revenue growth in 2016, and we expect them to continue to drive our growth in 2017. Our top priority is to deliver improving revenue growth while maintaining positive adjusted EBITDA, and we believe we are well-positioned to execute toward those objectives.”
Fourth Quarter 2016 Financial Results

•	Total revenue of $31.8 million for the fourth quarter of 2016 increased 8 percent compared with total revenue of $29.4 million in the fourth quarter of 2015.

•
GAAP net income was $5.8 million in the fourth quarter of 2016 compared with net loss of $(0.7) million in the fourth quarter of 2015. GAAP net income per share was $0.23, based on 25.9 million weighted average shares outstanding, compared with net loss per share of $(0.03), based on 25.2 million weighted average shares outstanding in the year-ago period.

•
Non-GAAP net income, which excludes non-cash stock-based compensation expense in both 2016 and 2015, costs associated with our headquarters relocation in 2015 and one-time severance and related costs in 2015, was $8.9 million for the fourth quarter of 2016 compared with non-GAAP net income of $3.0 million for the fourth quarter of 2015.

•
Adjusted EBITDA, a non-GAAP measure, was $5.2 million for the fourth quarter of 2016 compared with $5.4 million for the fourth quarter of 2015. Adjusted EBITDA excludes depreciation, amortization, income tax (benefit) expense, interest expense, stock-based compensation expense and the headquarters relocation and severance and costs described above.

•	Cash at quarter end totaled $65.4 million, compared with $64.7 million at the end of the third quarter of 2016.
Full Year 2016 Financial Results

•	Total revenue of $113.2 million for the year increased 13 percent compared with total revenue of $100.6 million in 2015.

•
GAAP net loss was $(8.0) million in 2016 compared with a net loss of $(21.0) million in 2015. GAAP net loss per share was $(0.31), based on 25.6 million weighted average shares outstanding in 2016, compared with a net loss per share of $(0.84), based on 25.1 million weighted average shares outstanding in 2015.

•	Non-GAAP net income was $5.3 million in 2016 compared with a non-GAAP net loss of $(7.3) million in 2015.

•	Adjusted EBITDA was $7.4 million in 2016 compared with $1.4 million in 2015.
Recent Business Highlights

•
Average revenue per customer, calculated on a trailing twelve-month basis, increased 14 percent to $39,339 at the end of the fourth quarter, compared with $34,513 at the end of the fourth quarter of 2015. Total customer count was 2,875 at the end of the fourth quarter, compared with 2,898 customers at the end of the fourth quarter of 2015.

•
Fixed subscription fees were 71 percent of total revenue and variable subscription fees were 29 percent of total revenue for the fourth quarter of 2016. This compares to 69 percent and 31 percent, respectively, for the fourth quarter of 2015.

•	Fixed subscription fees were 76 percent of total revenue and variable subscription fees were 24 percent of total revenue for 2016 and 2015.

•	Processed $8.1 billion in total gross merchandise value in 2016, an increase of 19 percent from 2015.

Exhibit 99.1

•	Added new top-tier customers including Adrianna Papell, LLC, BISSELL, Bitburger Braugruppe GmbH, GSK Consumer Healthcare and Mizuno USA, Inc.

•	Named Bing Elite Agency Partner, and the only company to be awarded Elite status as both a Technology and Agency Partner.

•	Announced Catalyst 2017 will be held March 6-8, 2017 at the Music City Center in Nashville, TN and Catalyst Europe 2017 will be held May 16, 2017 at The Principal in Manchester, UK.
Financial Outlook
Based on information available as of today, ChannelAdvisor is issuing the following guidance for the first quarter and full year of 2017:

First Quarter 2017

•	Total revenue between $27.3 million and $27.7 million.

•	Adjusted EBITDA between $(2.6) million and $(1.6) million.

•	Stock-based compensation expense between $3.1 million and $3.5 million.

•	26.1 million weighted average shares outstanding.

Full Year 2017

•	Total revenue between $123.0 million and $124.5 million.

•	Adjusted EBITDA between $5.0 million and $8.0 million.

•	Stock-based compensation expense between $13.8 million and $14.8 million.

•	26.5 million weighted average shares outstanding.
Refer to the "Adjusted EBITDA Guidance Reconciliation" table included with the financial tables at the end of this release for the reconciliation to the most comparable GAAP financial measure.
Conference Call Information

What:	ChannelAdvisor Fourth Quarter and Full Year 2016 Financial Results Conference Call
When:	Thursday, February 9, 2017
Time:	4:30 p.m. ET
Live Call:	(855) 638-4821, Passcode 49213706, Domestic
(704) 288-0612, Passcode 49213706, International
Webcast:	http://ir.channeladvisor.com (live and replay)
Key Operating Metrics
Average revenue per customer is revenue divided by the average monthly number of customers during the period, which is calculated by taking the sum of the number of customers at the end of each month in the period and dividing by the number of months in the period.
Number of customers includes all customers who subscribe to at least one of our solutions, but excludes customers who subscribe only to certain legacy product offerings that are no longer part of our strategic focus.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: non-GAAP net income (loss) and adjusted EBITDA.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Exhibit 99.1

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading provider of cloud-based e-commerce solutions that enable online retailers and branded manufacturers to integrate, manage and optimize their merchandise sales across hundreds of online channels including Amazon, Google, eBay, Walmart, Facebook and more. Through automation, analytics and optimization, ChannelAdvisor customers can leverage a single inventory feed to more efficiently list and advertise products online, and connect with shoppers to increase sales. Billions of dollars in merchandise value are driven through ChannelAdvisor’s platform every year, and thousands of customers use ChannelAdvisor’s solutions to help grow their businesses. For more information, visit www.channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our increasing international operations; and security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
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Media Contact:
Caroline Riddle
ChannelAdvisor Corporation
caroline.riddle@channeladvisor.com
919-439-8026
Investor Contact:
Garo Toomajanian
ICR, LLC
ir@channeladvisor.com
919-228-2003

The following financial information is preliminary and subject to change pending the company's filing of its Form 10-K.

ChannelAdvisor Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2016	2015
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$65,420	$60,474
Accounts receivable, net of allowance of $594 and $785 as of December 31, 2016 and 2015, respectively	19,445	18,949
Prepaid expenses and other current assets	10,972	9,356
Total current assets	95,837	88,779
Property and equipment, net	13,252	16,696
Goodwill	21,632	21,632
Intangible assets, net	2,660	3,246
Long-term deferred tax assets, net	5,244	—
Other assets	533	603
Total assets	$139,158	$130,956
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,709	$2,435
Accrued expenses	11,067	9,908
Deferred revenue	23,474	19,835
Other current liabilities	4,450	4,188
Total current liabilities	43,700	36,366
Long-term capital leases, net of current portion	1,262	2,031
Lease incentive obligation	4,206	5,084
Other long-term liabilities	2,993	3,551
Total liabilities	52,161	47,032
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of December 31, 2016 and 2015, respectively	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 25,955,759 and 25,230,958 shares issued and outstanding as of December 31, 2016 and 2015, respectively	26	25
Additional paid-in capital	252,158	240,360
Accumulated other comprehensive loss	(1,612)	(893)
Accumulated deficit	(163,575)	(155,568)
Total stockholders’ equity	86,997	83,924
Total liabilities and stockholders’ equity	$139,158	$130,956

ChannelAdvisor Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)
Revenue	$31,763	$29,434	$113,200	$100,585
Cost of revenue (1) (2)	7,033	6,727	27,620	25,834
Gross profit	24,730	22,707	85,580	74,751
Operating expenses (1) (2):
Sales and marketing	13,538	11,655	56,602	53,770
Research and development	4,659	4,253	17,736	16,566
General and administrative	6,311	7,597	25,079	25,608
Total operating expenses	24,508	23,505	99,417	95,944
Income (loss) from operations	222	(798)	(13,837)	(21,193)
Other income (expense):
Interest income (expense), net	10	(42)	(1)	(184)
Other income, net	36	101	173	241
Total other income (expense)	46	59	172	57
Income (loss) before income taxes	268	(739)	(13,665)	(21,136)
Income tax benefit	(5,567)	(59)	(5,658)	(185)
Net income (loss)	$5,835	$(680)	$(8,007)	$(20,951)
Net income (loss) per share:
Basic	$0.23	$(0.03)	$(0.31)	$(0.84)
Diluted	$0.21	$(0.03)	$(0.31)	$(0.84)
Weighted average common shares outstanding:
Basic	25,878,260	25,188,595	25,604,893	25,062,610
Diluted	27,577,027	25,188,595	25,604,893	25,062,610

(1) Includes stock-based compensation as follows:
Cost of revenue	$318	$215	$1,259	$992
Sales and marketing	1,124	599	4,775	4,421
Research and development	477	394	1,962	1,689
General and administrative	1,136	1,356	5,266	4,735
	$3,055	$2,564	$13,262	$11,837

(2) Includes depreciation and amortization as follows:
Cost of revenue	$1,135	$1,450	$4,632	$4,986
Sales and marketing	283	351	1,136	1,264
Research and development	113	148	458	506
General and administrative	346	481	1,612	2,037
	$1,877	$2,430	$7,838	$8,793

ChannelAdvisor Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2016	2015
	(unaudited)
Cash flows from operating activities
Net loss	$(8,007)	$(20,951)
Adjustments to reconcile net loss to net cash and cash equivalents provided by (used in) operating activities:
Depreciation and amortization	7,838	8,793
Bad debt expense	528	1,236
Non-cash stock-based compensation expense	13,262	11,837
Deferred income taxes	(5,649)	(244)
Other items, net	(875)	(85)
Changes in assets and liabilities:
Accounts receivable	(1,885)	(5,833)
Prepaid expenses and other assets	(2,014)	(2,921)
Accounts payable and accrued expenses	3,697	3,608
Deferred revenue	4,676	3,101
Net cash and cash equivalents provided by (used in) operating activities	11,571	(1,459)

Cash flows from investing activities
Purchases of property and equipment	(1,755)	(4,062)
Payment of internal-use software development costs	(208)	(190)
Net cash and cash equivalents used in investing activities	(1,963)	(4,252)

Cash flows from financing activities
Repayment of capital leases	(2,096)	(1,745)
Proceeds from exercise of stock options	930	892
Payment of contingent consideration	(338)	—
Payment of statutory tax withholding related to net-share settlement of restricted stock units	(2,394)	(739)
Net cash and cash equivalents used in financing activities	(3,898)	(1,592)

Effect of currency exchange rate changes on cash and cash equivalents	(764)	(589)
Net increase (decrease) in cash and cash equivalents	4,946	(7,892)

Cash and cash equivalents, beginning of year	60,474	68,366
Cash and cash equivalents, end of year	$65,420	$60,474

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Gross profit (GAAP)	$24,730	$22,707	$85,580	$74,751
Plus: Stock-based compensation expense	318	215	1,259	992
Gross profit (Non-GAAP)	$25,048	$22,922	$86,839	$75,743
Gross margin (Non-GAAP)	78.9%	77.9%	76.7%	75.3%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Operating expenses (GAAP)	$24,508	$23,505	$99,417	$95,944
Less: Stock-based compensation expense	2,737	2,349	12,003	10,845
Less: Headquarters relocation and related costs	—	1,109	—	1,109
Less: One-time severance and related costs	—	—	—	656
Operating expenses (Non-GAAP)	$21,771	$20,047	$87,414	$83,334

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Income (Loss) from Operations
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Income (loss) from operations (GAAP)	$222	$(798)	$(13,837)	$(21,193)
Plus: Stock-based compensation expense	3,055	2,564	13,262	11,837
Plus: Headquarters relocation and related costs	—	1,109	—	1,109
Plus: One-time severance and related costs	—	—	—	656
Income (loss) from operations (Non-GAAP)	$3,277	$2,875	$(575)	$(7,591)
Operating margin (Non-GAAP)	10.3%	9.8%	(0.5)%	(7.5)%

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income (loss) (GAAP)	$5,835	$(680)	$(8,007)	$(20,951)
Plus: Stock-based compensation expense	3,055	2,564	13,262	11,837
Plus: Headquarters relocation and related costs	—	1,109	—	1,109
Plus: One-time severance and related costs	—	—	—	656
Net income (loss) (Non-GAAP)	$8,890	$2,993	$5,255	$(7,349)

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income (loss)	$5,835	$(680)	$(8,007)	$(20,951)
Adjustments:
Interest (income) expense, net	(10)	42	1	184
Income tax benefit	(5,567)	(59)	(5,658)	(185)
Depreciation and amortization expense	1,877	2,430	7,838	8,793
Total adjustments	(3,700)	2,413	2,181	8,792
EBITDA	2,135	1,733	(5,826)	(12,159)
Stock-based compensation expense	3,055	2,564	13,262	11,837
Headquarters relocation and related costs	—	1,109	—	1,109
One-time severance and related costs	—	—	—	656
Adjusted EBITDA	$5,190	$5,406	$7,436	$1,443

Free Cash Flow Reconciliation
(unaudited; in thousands)
	Year Ended December 31,
	2016	2015
Cash provided by (used in) operating activities	$11,571	$(1,459)
Less: Purchases of property and equipment	(1,755)	(4,062)
Free cash flow	$9,816	$(5,521)

Adjusted EBITDA Guidance Reconciliation
(unaudited; in millions)
	First Quarter 2017		Full Year 2017
	Low	High	Low	High
Net loss (estimate)	$(7.9)	$(6.5)	$(16.5)	$(12.3)
Adjustments (estimates):
Interest (income) expense, net	0.0	0.0	0.0	0.0
Income tax (benefit) expense	0.0	0.0	0.2	0.1
Depreciation and amortization expense	1.8	1.8	6.5	6.4
Total adjustments	1.8	1.8	6.7	6.5
EBITDA	(6.1)	(4.7)	(9.8)	(5.8)
Stock-based compensation expense (estimate)	3.5	3.1	14.8	13.8
Adjusted EBITDA guidance	$(2.6)	$(1.6)	$5.0	$8.0